EXHIBIT 10.99
                      ELECTROSOURCE, INC.
                      CONSULTING AGREEMENT

                            95-C-076


           THIS CONSULTING AGREEMENT (the "Agreement"), made effective the 1st day of November 1995, is between Electrosource,
Inc.,  ("Electrosource")  a  Delaware  corporation,  having   its
principal offices at 3800-B Drossett Drive, Austin, Texas, 78744-
1131, USA ("Electrosource") and, Charles L. Mathews ("Consultant") having his principal place of business at 1111 Cardinal Drive, Paige, Texas 78629.
                      W I T N E S S E T H:

      WHEREAS, Consultant possesses the knowledge and experience in battery technology, engineering, production technology, production equipment and related fields; and

      WHEREAS, Consultant has the knowledge and ability and is duly licensed or authorized to assist Electrosource in the development, testing, production and commercialization of its technology; and

       WHEREAS, Electrosource desires the assistance of Consultant.

       NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter contained, the parties hereto agree as follows:

     1. Term. Electrosource hereby engages Consultant as an independent contractor for a term commencing on the date hereof and ending two (2) years thereafter, unless sooner terminated in accordance with the terms hereof. The parties may extend this agreement by mutual agreement.

           Notwithstanding any other provision of this Agreement, if Consultant materially breaches any of its provisions, Electrosource may terminate this Agreement immediately upon written notice to Consultant. Electrosource may also terminate this Agreement at any time after June 30, 1996 if Electrosource has or is ordering lead, lead billet makers and/or co-extruders from Consultant under separate agreements in amounts sufficient to provide contractor a reasonable profit in Electrosource's opinion for Consultant to have a self-sustaining business.

           Upon termination of this Agreement, Electrosource shall have no obligation to make further payments to Consultant for services performed after notice is received by Consultant. Notice may be hand carried or sent by certified mail. Notice is effective upon receipt or within five days of mailing, whichever is earlier.

     2.    Duties.   Consultant shall use  his  best  efforts  on
     behalf of Electrosource to assist Electrosource with respect to all matters pertaining to battery development, engineering, production equipment, materials and related matters. Consultant shall not, during the term of this Agreement accept any other engagement as a cconsultant, or enter into any employment relationship with respect to which any portion of his duties would entail assisting any other entity in the field of battery research, development or production. Consultant shall be reasonably available on an on-call, as-needed basis to perform such consulting duties as may be assigned from time to time by Electrosource by its President or his designee. Consulting services shall be provided either at the offices of Electrosource or of Consultant, or at such other location as the parties may agree.

     3. Compensation. As full compensation for the services which Consultant renders to Electrosource under this Agreement, Electrosource shall pay to Consultant $5,000 per month on the 1st and 15th day of each month. It is anticipated that for a substantial and indefinite period, Consultant's services will be needed on a regular basis for approximately one-half his time. It is further understood that Consultant may supply equipment or supplies to Electrosource under separate agreement and for separate compensation (see Section 1). Consultant shall invoice monthly for his services hereunder.

     4. Expenses. Electrosource shall reimburse Consultant for all proper and reasonable expenses incurred by him pursuant to Consultant's consulting duties hereunder. Such expenses may include necessary actual expenses of out-of-town travel costs, communications, hotel accommodations, meals and the like, provided that Consultant shall keep and provide Electrosource an accurate and complete accounting of all such expenses so incurred, and shall obtain Electrosource's prior written consent to any such expenses. Reimbursement of expenses will be issued within fifteen (15) days of receipt of complete accounting of same.

     5. Confidential and Proprietary Information. The parties agree that from time to time during performance of this Agreement, confidential or proprietary technical or business information may be provided either orally or in written form to Consultant. Such information will be specifically designated by Electrosource as confidential or proprietary. Consultant shall keep confidential all such designated information furnished by Electrosource and safeguard same from disclosure or use by any unauthorized individuals for any purpose other than in performance of this Agreement.

            Consultant shall restrict the disclosure of Electrosource's confidential or proprietary technical and business information to those of his employees who need to know the same for purposes of carrying out this contract. Consultant shall advise all such employees of Consultant's obligations of confidentiality under this Agreement.

           In event of termination or cancellation of this Agreement for any reason whatsoever, Consultant agrees promptly to deliver to Electrosource all written information of any sort made available to Consultant or created by it under the terms of this Agreement.

           Work product created by Consultant shall become the confidential proprietary property of Electrosource. Consultant agrees to treat such work product in the same manner as confidential proprietary information of Electrosource. Consultant agrees that any remedy at law would be inadequate or a violation of this provision; consequently, Consultant agrees that Electrosource is entitled to obtain an injunction against Consultant's disclosure of any confidential proprietary information.

           Neither expiration of this Agreement nor its earlier termination for any reason shall release Consultant from its obligations under this Section 5.

     6. Classified Information. Except in connection with authorized visits, classified material shall not be possessed by the Consultant off the premises of the Company. The Company shall not furnish classified material to the Consultant at any other location than the premises of the Company and performance of the consulting services by the Consultant shall be accomplished at the premises of the Company.

           The Consultant and his certifying employees shall not disclose classified information to unauthorized persons.

           Electrosource  shall brief the Consultant  as  to  the
     security   controls   and  procedures  applicable   to   the
     Consultant's performance.

     7.    Works of Authorship and Inventions.  Consultant  shall
     convey to Electrosource all rights to each invention, whether or not patentable, which is conceived, developed, written, or reduced to practice by Consultant in performing this Agreement. Consultant
     agrees   to  execute  all  necessary  patent  and  copyright
     applications,    assignments  and   other   instruments   at
     Electrosource's  expense and to give all lawful  and  proper testimony  in aid of Electrosource obtaining and maintaining in  its name full and complete patent protection on any such
     invention.    Before  final  payment  is  made  under   this
     Agreement, Consultant shall furnish Electrosource complete information with respect to any invention and all work product subject to this Section.

          Consultant hereby irrevocably appoints each officer and director of Electrosource as his attorney-in-fact for purposes of filing any applications or assignments necessary to properly reflect the sole ownership by Electrosource of any invention or work of authorship subject to this Section.

     8. Assignment and Subcontracting. Neither this Agreement nor its performance, either in whole or in part, shall be assigned or subcontracted by Consultant to a third party without, in each case, the prior written consent of Electrosource, which may be withheld for any reason.

     9.   No Conflicts.  Consultant represents and warrants that:

          (a) He has full authority to enter into this Agreement and to perform his obligations hereunder; and

          (b) Performance by Consultant of his obligations hereunder will not be in conflict with any other of his obligations.

           Notwithstanding any other provision of this Agreement, Electrosource shall have the right to terminate this Agreement if, in Electrosource's sole opinion, a conflict of interest rises or may arise between Consultant's representation of Electrosource and its representation of its other clients. Such termination shall become effective upon five (5) days written notification by Electrosource.

     10. Independent Contractor. Consultant's relationship to Electrosource shall be solely to provide personal services
     on  an  independent  contractor basis.   In  this  capacity,
     Consultant will not be an employee of Electrosource and will not be entitled to worker's compensation coverage, unemployment insurance, or any other type or form of insurance or benefit normally provided by Electrosource for its employees, and Electrosource will not be responsible for withholding federal income
     or social security taxes from the fees paid to Consultant.   The
     Consultant will be solely responsible for reporting and paying all Federal, State and Local taxes arising from his performance of this Agreement. The Consultant is generally free to perform the services hereunder in any manner desired, subject to satisfactory completion of the subject task.

     11.   Notice.  A notice communicated to Electrosource  shall
     be   sent  to:  President, Electrosource, Inc., 3800-B Drossett
     Drive, Austin, Texas  78744-1131, or to such other place or places as
     Electrosource,  by  notice in writing, shall  specify.   Any
     notice to Consultant shall be sent to Charles L. Mathews at 111 Cardinal Drive, Paige, Texas 78629. Any notice to be served shall be deemed to be served if the same be sent by registered or certified mail through the United States mail, addressed to the party on which service is to be effected at the address stated in the immediately preceding sentences and shall be deemed to have been received on the day indicated on the return receipt relating thereto.

     12. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Electrosource, and to the successors and assigns of Consultant.

     13. Modification. This Agreement supersedes all prior agreements or understandings between Consultant and Electrosource relating to the subject matter hereof, and no change, termination or attempted waiver of any of the provisions hereof shall be binding unless reduced to writing and signed by duly authorized officers of Electrosource and by Consultant.

     14. Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas. Consultant hereby submits to the continuing jurisdiction of the laws and the courts of the State of Texas in the prosecution of any interpretation or dispute under or arising out of this Agreement. Should any portion of this Agreement be adjudged or held to be invalid, unenforceable or void, such judgment shall not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the portion to be held invalid, unenforceable or void shall, if possible be deemed amended or reduced in scope or to otherwise be stricken from this Agreement to the extent required for the purposes of validity and enforcement thereof.

     IN WITNESS WHEREOF, this Agreement is dated and is effective the date and year first above written.

ELECTROSOURCE, INC.

By:     /S/                           By:       /S/
   James M. Rosel, Vice President         Charles L. Mathews
       and General Counsel
Date:   October 31, 1995              Date:October 31, 1995

                                      SOCIAL SECURITY NUMBER OR
                                      FEDERAL IDENTIFICATION NUMBER:

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